UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  December 9, 2024

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2024, the Board of Directors of LTC Properties, Inc. (the “Company”) elected Wendy L. Simpson, Pamela J. Shelley-Kessler, Clint B. Malin, and Caroline “Cece” Chikhale to new executive positions with the Company.

Effective December 31, 2024, Ms. Simpson will become Executive Chairman of the Board of Directors of the Company. Ms. Simpson, age 75, previously has been the Company’s Chief Executive Officer since 2007 and Chairman of the Board since 2013.

Effective December 31, 2024, Ms. Shelley-Kessler and Mr. Malin each will become Co-Chief Executive Officer of the Company. Ms. Shelley-Kessler and Mr. Malin have been since May 2020 and will continue as Co-Presidents of the Company. Ms. Shelley-Kessler, age 58, previously has been the Company’s Chief Financial Officer since 2007 as well as the Company’s Corporate Secretary. Mr. Malin, age 52, previously has been the Company’s Chief Investment Officer since 2004 and will continue to perform that function until a successor is named.

Biographical information about each of Ms. Simpson, Ms. Shelley-Kessler, and Mr. Malin appears in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024 and is incorporated herein by reference. There currently are no changes to the compensation arrangement of Ms. Simpson as a result of becoming Executive Chairman, or Ms. Shelley-Kessler and Mr. Malin as a result of becoming Co-Presidents and Co-Chief Executive Officers.

Effective December 31, 2024, Ms. Chikhale will become Chief Financial Officer of the Company as well as the Company’s Corporate Secretary. Ms. Chikhale, age 48, has been Executive Vice President and Chief Accounting Officer of the Company since 2020, and has been Controller and Treasurer of the Company since 2007. In addition to becoming Chief Financial Officer and Corporate Secretary, Ms. Chikhale will continue as Executive Vice President and Treasurer of the Company, and will continue to perform the function of principal accounting officer of the Company.

Ms. Chikhale joined the Company in May 2002 as Accounting Manager and also has served as Assistant Controller and Assistant Treasurer. Prior to joining the Company, Ms. Chikhale worked at Ernst & Young in the Assurance and Advisory Practice. Ms. Chikhale received a bachelor’s degree in Accounting from the University of Southern California and is a Certified Public Accountant, inactive. There currently are no changes to the compensation arrangement of Ms. Chikhale as a result of becoming Chief Financial Officer. The existing employment agreement of Ms. Chikhale is described in the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2020 and is incorporated herein by reference.

A copy of the press release announcing the Company’s new executive positions is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

99.1	Press Release issued December 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: December 9, 2024	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman & CEO